Exhibit 99.3

Fortune Valley Treasures, Inc.

Proforma Combined Financial Statements

June 30, 2020

Contents	Page

Proforma Combined Balance Sheet	F-2

Proforma Combined Statement of Operations and Comprehensive Loss	F-3

Notes to Financial Statements	F-4 to F-6

Fortune Valley Treasures, Inc.

Proforma Combined Balance Sheet

As of September 30, 2020

	FTVI	XXD	Adjustments	Combined
Assets
Current assets
Cash and cash equivalents	$14,194	8,903		$23,097
Accounts and other receivable, net	80,371	40,945		121,316
Inventories	50,787	70,519		121,306
Advances and prepayments to suppliers	7,801	30,049		37,850
Prepaid expenses	11,000	-		11,000
Prepaid taxes and taxes recoverable	97,827	-		97,827
Due from related parties	8,066	8,204		16,270
Total current assets	270,046	158,620	-	428,666

Property, plant and equipment, net	48,442	2,554		50,996
Right of use assets, net	101,710	61,041		162,751
Security deposits	-	283,491		283,491
Goodwill	-	-	8,535,403	8,535,403
Total Non-current assets	150,152	347,086	8,535,403	9,032,641
Total Assets	$420,198	505,706	8,535,403	$9,461,307

Liabilities and Stockholders’ Equity
Short term loans	197,934	-		197,934
Lease obligations - current	14,419	30,443		44,862
Accounts payable	37,172	50,072		87,244
Taxes payable	32,407	7,049		39,456
Other payable	17,644	-		17,644
Customers advances and deposits	8,629	-		8,629
Due to related parties	878,100	103,287		981,387
Total current liabilities	1,186,305	190,851		1,377,156

Lease obligations - non-current	89,856	31,291		121,147
Other long-term liabilities	99,981			99,981
Total Non-Current Liabilities	189,837	31,291		222,128
Total Liabilities	$1,376,142	222,142	-	$1,598,284

Stockholders’ Equity
Common stock (3,000,000,000 shares authorized, 312,126,942 issued and outstanding as of June 30, 2020)	307,750	-	4,377	312,127
Additional paid in capital	-	-	7,677,486	7,677,486
Accumulated deficit	(1,287,830)	254,431	(27,740)	(1,061,139)
Accumulated other comprehensive income (loss)	7,285	7,820	-	15,105
Non-controlling interest	16,851	21,313	881,280	919,894

Total Stockholders’ (Deficit) Equity	(955,944)	283,564	8,535,403	7,863,023

Total Liabilities and Stockholders’ Equity	$420,198	505,706	8,535,403	$9,461,307

See accompanying notes to the financial statements

F-2

Fortune Valley Treasures, Inc.

Proforma Combined Statement of Operations

For the Nine months ended September 30, 2020

	FVTI	XXD	Adjustments	Combined

Net revenues	247,567	450,412	$-	$697,979
Cost of revenues	172,797	265,486	-	438,283
Gross profit	74,770	184,926	-	259,696

Operating expenses:
Selling and marketing expenses	12,527	18,613	-	31,140
General and administrative expenses	328.077	107,928	-	436,005

Operating income/loss	(265,834)	58,385	-	(207,449)

Other income (expenses):	73,947	9,377	-	83,324
Interest income	96	-	-	96
Interest expense	(10,186)	(78)	-	(10,264)

Earnings before tax	(201,977)	67,684	-	(134,293)

Income tax	-	3,415	-	3,415

Net Income/loss:
attributable to non-controlling interest	(15,920)	6,427	-	(9,493)
attributable to FVTI	(186,057)	57,842	-	(128,215)
	(201,977)	64,269	$-	$(137,708)
Other comprehensive income (loss):
Foreign currency translation adjustment
attributable to non-controlling interest	(191)	(782)	-	(191)
attributable to FVTI	(3,276)	(7,038)	-	(10,314)
	(2,685)	(7,820)	-	(10,505)

Comprehensive loss:
attributable to non-controlling interest	(16,111)	5,645	-	(9,684)
attributable to FVTI	(189,333)	50,804	-	(138,529)
Comprehensive loss	(204,662)	56,449	$-	$(148,213)

Loss per share
Basic and diluted earnings per share				$(0.00)
Basic and diluted weighted average shares outstanding				312,126,942

See accompanying notes to the financial statements

F-3

Fortune Valley Treasures, Inc.

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Fortune Valley Treasures, Inc. (formerly Crypto-Services, Inc.) was incorporated in the State of Nevada on March 21, 2014. The Company’s current primary business operations of wholesale distribution and retail sales of alcoholic beverages of wine are conducted through its subsidiaries in the People’s Republic of China (“PRC”).

Xixingdao Acquisition

On June 22, 2020, FVTI and QHDX entered into an equity interest transfer agreement (the “Xixingdao Agreement”) with Dongguan Xixingdao Technology Co., Ltd. (“Xixingdao” or “XXD”), a company incorporated in China, and the two shareholders of Xixingdao, who collectively own 100% equity interest of Xixingdao (the “Xixingdao Sellers”). Xixingdao is engaged in the business of drinking water distribution and delivery in Dongguan City, Guangdong Province, China.

Pursuant to the Xixingdao Agreement, QHDX agreed to purchase 90% of Xixingdao’s equity interest (the “Xixingdao Equity Transfer”) from the Xixingdao Sellers in consideration of shares of FVTI’s common stock (“Xixingdao Issuable Shares”). The completion of the registration of the Xixingdao Equity Transfer with local government authorities (the “Xixingdao Closing”) is subject to satisfaction of all the closing conditions (unless waived), including, but not limited to, (a) completion of due diligence review of Xixingdao to the satisfaction of QHDX, (b) completion of the initial draft of the audited financial statements of Xixingdao for the fiscal year ended December 31, 2019, and (c) execution of non-competition agreements and confidentiality agreements with the senior management members of Xixingdao.

According to the Xixingdao Agreement, the total number of Xixingdao Issuable Shares will be determined according to the following formula:

Number of Issuable Shares = A x 15 ÷ B ÷ C

For the purpose of the foregoing formula:

A = Expected audit net profit of Xixingdao during the period from January 1, 2020 to December 31, 2020.

B = The average of the closing prices of FVTI’s common stock for the 30 business days before the date the Issuable Shares are issued.

C = The central parity rate of Chinese Yuan against U.S. Dollars on the date the Xixingdao Issuable Shares are issued as reported by China Foreign Exchange Trading Center.

Xixingdao and Xixingdao Sellers have agreed to achieve certain operation objectives of Xixingdao, including a net profit of RMB 4 million (approximately $565,155) for the period from January 1, 2020 to December 31, 2020. Pursuant to the Agreement, as long as Yuwen Li, one of the Sellers, continues to serve as the general manager and legal representative of Xixingdao, Xixingdao and Xixingdao Sellers shall ensure Xixingdao achieves an increase in annual net profit of no less than 10% during its fiscal years between 2022 to 2025.

To ensure the continuous operations of Xixingdao, the parties agreed that Xixingdao will retain their existing employees and will enter into non-competition and employment agreements with the management team of Xixingdao.

Pursuant to the Xixingdao Agreement, Xixingdao will establish a board of directors consisting of three individuals, two of which will be designated by QHDX and one by the Xixingdao Sellers, and appoint a person designated by the Sellers as general manager.

F-4

Fortune Valley Treasures, Inc.

Notes to Financial Statements

The parties further agreed that Xixingdao will not make any profit distribution within four years after the execution of the Xixingdao Agreement.

The transaction is expected to be closed on or about October 8, 2020. The Company will issue 4,376,942 shares of common stock valued at $2.01 per share. The total transaction value was $8,797,654. XXD net assets as of September 30, 2020 were $262,251. The goodwill resulting from the transition was $8,535,403.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These proforma combined financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the reverse takeover transaction between the Company, QHDX and XXD has been in effect since the beginning of the period presented. The financial position and results of operations are combined using historical financial statements of the entities and eliminating any intercompany balances. Goodwill was recognized in this transaction, and the carrying values of the Company and DIGLS are their respective historical values as those values approximated their current fair market value. Actual combined results may have differed from those presented herein.

These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles (“GAAP”) in the United States.

Basis of proforma combined financial statements

These proforma combined financial statements include the accounts of the Company and the entities listed below. All intercompany accounts and transactions have been eliminated.

Entity Name	Date of Incorporation	Parent Entity	Nature of Operation	Place of Incorporation
DIGLS	July 4, 2016	FVTI	Investment holding	Republic of Seychelles
DILHK	June 22, 2016	DIGLS	Investment holding	Hong Kong, PRC
QHDX	November 3, 2016	DILHK	Investment holding	PRC
FVTL	May 31, 2011	QHDX	Trading of wine	PRC
JJGS	August 17, 2017	FVTI	Investment holding	Republic of Seychelles
JJHK	August 24, 2017	JJGS	Investment holding	Hong Kong, PRC
JJSZ	November 16, 2018	JJHK	No operations	PRC
MKW	August 28, 2019	QHDX	Trading of alcohol	PRC
LJRB	June 9, 2015	MKW	No operations	PRC
XXD	May 31, 2019	QHDX	Trading of beverages	PRC

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results may materially differ from these estimates.

F-5

Fortune Valley Treasures, Inc.

Notes to Financial Statements

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The reporting currency for the Company and its subsidiaries is the US dollar. The Company, DIGLS, and DILH’s functional currency is the U.S. dollar; QHDX and FVTL use the Chinese Renminbi (“RMB”) as their functional currency.

The Company’s subsidiaries, whose records are not maintained in that company’s functional currency, re-measure their records into their functional currency as follows:

●	Monetary assets and liabilities at exchange rates in effect at the end of each period
●	Nonmonetary assets and liabilities at historical rates
●	Revenue and expense items at the average rate of exchange prevailing during the period

Gains and losses from these re-measurements were not significant and have been included in the Company’s results of operations.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date
●	Equities at the historical rate
●	Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income in shareholders’ equity.

September 30,
2020
Spot RMB:USD exchange rate	6.80127
Average RMB:USD exchange rate	6.99409

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

NOTE 3 – PROFORMA ADJUSTMENTS

Entry No.	Description	Dr.	Cr.
1	Goodwill	8,535,403
	Common stock		4,377
	Additional paid in capital		7,677,486
	Retained earnings	27,740
	Non-controlling interest		881,280

Issuance of shares under share exchange agreement for business combination.

F-6